PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended December 31, 2023

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET
NATURAL FOODS

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental disclosure. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, filed with the SEC on or around February 12, 2024, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 16-20 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 61.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended December 31, 2023

Earnings Release Unaudited

Phillips Edison & Company Reports Fourth Quarter
and Full Year 2023 Results; Increases 2024 Guidance

CINCINNATI - February 8, 2024 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended December 31, 2023 and increased full year 2024 earnings guidance. For the fourth quarter and year ended December 31, 2023, net income attributable to stockholders was $13.5 million, or $0.11 per diluted share, and $56.8 million, or $0.48 per diluted share, respectively.

Highlights for the Fourth Quarter Ended December 31, 2023
•Reported Nareit FFO of $74.8 million, or $0.56 per diluted share, representing 6.0% year-over-year growth
•Reported Core FFO of $77.9 million, or $0.58 per diluted share, representing 4.9% year-over-year growth
•Increased full year 2024 Nareit FFO and Core FFO guidance to a range of $2.34 to $2.41 per diluted share and $2.37 to $2.45 per diluted share, respectively
•The midpoint of full year 2024 Core FFO guidance represents 3.0% year-over-year growth
•Increased same-center NOI by 3.6%
•Reported leased portfolio occupancy of 97.4% and leased inline occupancy of 94.7%
•Executed comparable renewal leases during the quarter at a rent spread of 14.2%
•Executed comparable new leases during the quarter at a rent spread of 21.9%
•Generated net proceeds of $77.5 million through the issuance of 2.2 million common shares at a gross weighted average price of $35.92 per common share through the Company’s ATM program
•Acquired six shopping centers and two outparcels for a total of $186.4 million

Highlights for the Year Ended December 31, 2023
•Reported Nareit FFO of $299.5 million, or $2.25 per diluted share, representing 6.7% year-over-year growth
•Reported Core FFO of $310.7 million, or $2.34 per diluted share, representing 5.2% year-over-year growth
•Increased same-center NOI by 4.2%
•Executed comparable renewal leases during the year at a rent spread of 16.2%
•Executed comparable new leases during the year at a rent spread of 25.2%
•Generated net proceeds of $147.6 million through the issuance of 4.2 million common shares at a gross weighted average price of $35.76 per common share through the Company’s ATM program
•Acquired 11 shopping centers, two outparcels and one land parcel for a total of $278.5 million, and sold three assets for a total of $6.3 million, for net acquisitions totaling $272.2 million

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “The PECO team continued our track record of delivering strong growth with same-center NOI increasing by 4.2% in 2023. The continued strong performance of our portfolio is driven by our high occupancy, strong leasing spreads, high retention and the many advantages of the suburban markets where we operate our grocery-anchored neighborhood shopping centers. Based on the continued strong operating environment and health of our Neighbors, we are pleased to increase our full year 2024 earnings guidance for Nareit and Core FFO.”

Phillips Edison & Company	6

Earnings Release Unaudited

Financial Results for the Fourth Quarter and Year Ended December 31, 2023
Net Income
Fourth quarter 2023 net income attributable to stockholders totaled $13.5 million, or $0.11 per diluted share, compared to net income of $13.7 million, or $0.12 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, net income attributable to stockholders totaled $56.8 million, or $0.48 per diluted share, compared to $48.3 million, or $0.42 per diluted share, during the year ended December 31, 2022.

Nareit FFO
Fourth quarter 2023 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 6.0% to $74.8 million, or $0.56 per diluted share, from $70.6 million, or $0.54 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, Nareit FFO increased 6.7% to $299.5 million, or $2.25 per diluted share, from $280.7 million, or $2.15 per diluted share, during the year ended December 31, 2022.

Core FFO
Fourth quarter 2023 core funds from operations (“Core FFO”) increased 4.9% to $77.9 million, or $0.58 per diluted share, compared to $74.3 million, or $0.56 per diluted share, during the fourth quarter of 2022.
For the year ended December 31, 2023, Core FFO increased 5.2% to $310.7 million, or $2.34 per diluted share, compared to $295.3 million, or $2.27 per diluted share, during the year ended December 31, 2022.

Same-Center NOI
Fourth quarter 2023 same-center net operating income (“NOI”) increased 3.6% to $99.3 million, compared to $95.8 million during the fourth quarter of 2022.
For the year ended December 31, 2023, same-center NOI improved 4.2% to $396.6 million, compared to $380.5 million during the year ended December 31, 2022.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2023
Portfolio Statistics
As of December 31, 2023, PECO’s wholly-owned portfolio consisted of 281 properties, totaling approximately 32.2 million square feet, located in 31 states. This compared to 271 properties, totaling approximately 31.1 million square feet, located in 31 states as of December 31, 2022.
Leased portfolio occupancy remained high at 97.4% at December 31, 2023, compared to 97.4% at December 31, 2022.
Leased anchor occupancy totaled 98.9%, compared to 99.3% at December 31, 2022, and leased inline occupancy increased to 94.7%, compared to 93.8% at December 31, 2022.

Leasing Activity
During the fourth quarter of 2023, 217 leases were executed totaling 1.1 million square feet. This compared to 252 leases executed totaling 1.2 million square feet during the fourth quarter of 2022.
For the year ended December 31, 2023, 996 leases were executed totaling 4.7 million square feet. This compared to 1,001 leases executed totaling 4.8 million square feet during the same period in 2022.
Comparable rent spreads during the fourth quarter of 2023, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 21.9% for new leases, 14.2% for renewal leases and 15.4% combined.

Phillips Edison & Company	7

Earnings Release Unaudited

Comparable rent spreads during the year ended December 31, 2023 were 25.2% for new leases, 16.2% for renewal leases and 17.9% combined.

Transaction Activity
During the fourth quarter ended December 31, 2023, the Company acquired six grocery-anchored shopping centers and two outparcels for a total of $186.4 million. The Company expects to drive growth in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. There were no dispositions in the quarter. The fourth quarter 2023 shopping center acquisitions consisted of:
•Mansell Village, an 89,688 square foot shopping center anchored by Kroger located in an Atlanta, Georgia suburb.
•Riverpark Shopping Center, a 317,331 square foot shopping center anchored by H-E-B located in a Houston, Texas suburb.
•Apache Shoppes, a 60,665 square foot shopping center anchored by Trader Joe’s located in Rochester, Minnesota.
•Maple View, a 114,668 square foot shopping center anchored by Jewel-Osco located in a Chicago, Illinois suburb.
•Quail Pointe, a 98,366 square foot shopping center anchored by Trader Joe’s located in Sacramento, California.
•Glenbrook Marketplace, a 47,832 square foot shopping center located in a Chicago, Illinois suburb.
During the year ended December 31, 2023, the Company acquired eleven shopping centers, two outparcels and one land parcel for a total of $278.5 million. During the same period, one property and two outparcels were sold for a total of $6.3 million, resulting in net acquisitions totaling $272.2 million.

Balance Sheet Highlights
As of December 31, 2023, the Company had approximately $615 million of total liquidity, comprised of $8.9 million of cash, cash equivalents and restricted cash, plus $606.6 million of borrowing capacity available on its $800.0 million revolving credit facility.
As of December 31, 2023, the Company’s net debt to annualized adjusted EBITDAre was 5.1x. This compared to 5.3x at December 31, 2022.
As of December 31, 2023, the Company’s outstanding debt had a weighted-average interest rate of 4.2% and a weighted-average maturity of 4.1 years when including all extension options, and 77.6% of its total debt was fixed-rate debt.
During the year ended December 31, 2023, the Company generated net proceeds of $147.6 million after commissions through the issuance of 4.2 million common shares at a gross weighted average price of $35.76 per common share through its ATM program.
As previously announced, on January 12, 2024, the Company’s Operating Partnership entered into an interest rate swap pursuant to an International Swaps and Derivatives Association Master Agreement. The swap has a notional amount of $150.0 million and swaps the daily Secured Overnight Financing Rate for a fixed rate of approximately 3.45% effective September 25, 2024 and maturing December 31, 2025.

Phillips Edison & Company	8

Earnings Release Unaudited

2024 Guidance
The Company updated its full year 2024 earnings guidance from its preliminary guidance provided in connection with its Investment Community Day.
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2024. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	Updated 2024 Guidance	Previous 2024 Guidance
(in thousands, except per share amounts)
Net income per share	$0.53 - $0.58	$0.50 - $0.55
Nareit FFO per share	$2.34 - $2.41	$2.33 - $2.40
Core FFO per share	$2.37 - $2.45	$2.36 - $2.44
Same-Center NOI growth	3.25% - 4.25%	3.25% - 4.25%
Portfolio Activity:
Acquisitions, net	$200,000 - $300,000	$200,000 - $300,000
Other:
Interest expense, net	$95,000 - $105,000	$104,000 - $112,000
G&A expense	$45,000 - $49,000	$45,000 - $49,000
Non-cash revenue items(1)	$14,500 - $18,500	$14,500 - $18,500
Adjustments for collectibility	$4,000 - 5,000	$4,000 - 5,000
(1)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2024 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per common share	$0.53	$0.58
Depreciation and amortization of real estate assets	1.79	1.81
Gain on sale of real estate assets	—	—
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO per common share	$2.34	$2.41
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.02	0.03
Core FFO per common share	$2.37	$2.45

Phillips Edison & Company	9

Earnings Release Unaudited

Conference Call Details
PECO will host a conference call and webcast on Friday, February 9, 2024 at 12:00 p.m. Eastern Time to discuss fourth quarter and full year 2023 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers, Chief Financial Officer John Caulfield and Managing Director of Investment Management Devin Murphy will host the conference call and webcast. Dial-in and webcast information is below.
Fourth Quarter and Full Year 2023 Earnings Conference Call Details:
Date: Friday, February 9, 2024
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: Fourth Quarter and Full Year 2023 Webcast Link
An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2023 Annual Report on Form 10-K, to be filed with the SEC on or around February 12, 2024.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of omni-channel grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of December 31, 2023, PECO managed 301 shopping centers, including 281 wholly-owned centers comprising 32.2 million square feet across 31 states and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Phillips Edison & Company	10

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

SUMMARY FINANCIAL RESULTS
Total revenues (page 14)	$154,449	$145,039	$610,124	$575,372
Net income attributable to stockholders (page 14)	13,533	13,678	56,848	48,323
Net income per share - basic and diluted (page 14)	$0.11	$0.12	$0.48	$0.42
Same-Center NOI (page 20)	99,253	95,770	396,616	380,465
Adjusted EBITDAre (page 18)	100,790	93,266	396,103	367,385
Nareit FFO (page 16)	74,843	70,586	299,548	280,747
Nareit FFO per share - diluted (page 16)	$0.56	$0.54	$2.25	$2.15
Core FFO (page 16)	77,870	74,267	310,716	295,263
Core FFO per share - diluted (page 16)	$0.58	$0.56	$2.34	$2.27

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 20)	72.1%	72.2%	72.2%	72.1%
Same-Center NOI change (page 20)(1)	3.6%	2.8%	4.2%	4.5%

LEASING RESULTS
Comparable rent spreads - new leases (page 40)(2)	21.9%	36.3%	25.2%	32.2%
Comparable rent spreads - renewals (page 40)(2)	14.2%	13.9%	16.2%	14.6%
Portfolio retention rate	93.3%	91.7%	93.9%	90.7%

			As of December 31,
			2023	2022

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			122,024	117,126
Operating Partnership (OP) units outstanding			13,817	14,099

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			281	271
GLA (page 42)			32,153	31,093
Leased occupancy (page 36)			97.4%	97.4%
Economic occupancy (page 36)			97.0%	96.4%
Leased ABR PSF (page 36)			$15.03	$14.39
Leased Anchor ABR PSF (page 36)			$10.12	$9.92
Leased Inline ABR PSF (page 36)			$24.66	$23.39
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	11

FINANCIAL SUMMARY
Quarter Ended December 31, 2023

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	December 31,
	2023	2022

ASSETS
Investment in real estate:
Land and improvements	$1,768,487	$1,674,133
Building and improvements	3,818,184	3,572,146
In-place lease assets	495,525	471,507
Above-market lease assets	74,446	71,954
Total investment in real estate assets	6,156,642	5,789,740
Accumulated depreciation and amortization	(1,540,551)	(1,316,743)
Net investment in real estate assets	4,616,091	4,472,997
Investment in unconsolidated joint ventures	25,220	27,201
Total investment in real estate assets, net	4,641,311	4,500,198
Cash and cash equivalents	4,872	5,478
Restricted cash	4,006	11,871
Goodwill	29,066	29,066
Other assets, net	186,411	188,879
Total assets	$4,865,666	$4,735,492

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,969,272	$1,896,594
Below-market lease liabilities, net	108,223	109,799
Accounts payable and other liabilities	116,461	113,185
Deferred income	18,359	18,481
Total liabilities	2,212,315	2,138,059
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized as of December 31, 2023 and 2022, respectively	1,220	1,171
Additional paid-in capital	3,546,838	3,383,978
Accumulated other comprehensive income	10,523	21,003
Accumulated deficit	(1,248,273)	(1,169,665)
Total stockholders’ equity	2,310,308	2,236,487
Noncontrolling interests	343,043	360,946
Total equity	2,653,351	2,597,433
Total liabilities and equity	$4,865,666	$4,735,492

Phillips Edison & Company	13

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

REVENUES
Rental income	$151,227	$141,703	$597,501	$560,538
Fees and management income	2,454	2,218	9,646	11,541
Other property income	768	1,118	2,977	3,293
Total revenues	154,449	145,039	610,124	575,372

OPERATING EXPENSES
Property operating	28,293	26,098	102,303	95,359
Real estate taxes	17,335	15,859	72,816	67,864
General and administrative	10,762	11,484	44,366	45,235
Depreciation and amortization	59,572	58,216	236,443	236,224
Impairment of real estate assets	—	322	—	322
Total operating expenses	115,962	111,979	455,928	445,004

OTHER
Interest expense, net	(22,569)	(18,301)	(84,232)	(71,196)
Gain on disposal of property, net	40	3,366	1,110	7,517
Other expense, net	(770)	(2,422)	(7,312)	(12,160)
Net income	15,188	15,703	63,762	54,529
Net income attributable to noncontrolling interests	(1,655)	(2,025)	(6,914)	(6,206)
Net income attributable to stockholders	$13,533	$13,678	$56,848	$48,323

EARNINGS PER SHARE OF COMMON STOCK
Net income per share attributable to stockholders - basic and diluted	$0.11	$0.12	$0.48	$0.42

Phillips Edison & Company	14

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

REVENUES
Rental income	$151,227	$149,566	$148,980	$147,728	$141,703
Fees and management income	2,454	2,168	2,546	2,478	2,218
Other property income	768	740	611	858	1,118
Total revenues	154,449	152,474	152,137	151,064	145,039

OPERATING EXPENSES
Property operating	28,293	24,274	24,674	25,062	26,098
Real estate taxes	17,335	19,028	18,397	18,056	15,859
General and administrative	10,762	10,385	11,686	11,533	11,484
Depreciation and amortization	59,572	58,706	59,667	58,498	58,216
Impairment of real estate assets	—	—	—	—	322
Total operating expenses	115,962	112,393	114,424	113,149	111,979

OTHER
Interest expense, net	(22,569)	(21,522)	(20,675)	(19,466)	(18,301)
Gain on disposal of property, net	40	53	75	942	3,366
Other expense, net	(770)	(4,883)	(904)	(755)	(2,422)
Net income	15,188	13,729	16,209	18,636	15,703
Net income attributable to noncontrolling interests	(1,655)	(1,484)	(1,758)	(2,017)	(2,025)
Net income attributable to stockholders	$13,533	$12,245	$14,451	$16,619	$13,678

EARNINGS PER SHARE OF COMMON STOCK
Net income per share attributable to stockholders - basic and diluted	$0.11	$0.10	$0.12	$0.14	$0.12

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Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

CALCULATION OF NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$15,188	$15,703	$63,762	$54,529
Adjustments:
Depreciation and amortization of real estate assets	59,048	57,266	234,260	232,571
Impairment of real estate assets	—	322	—	322
Gain on disposal of property, net	(40)	(3,366)	(1,110)	(7,517)
Adjustments related to unconsolidated joint ventures	647	661	2,636	842
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$70,586	$299,548	$280,747

CALCULATION OF CORE FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$70,586	$299,548	$280,747
Adjustments:
Depreciation and amortization of corporate assets	524	950	2,183	3,653
Change in fair value of earn-out liability	—	—	—	1,809
Impairment of investment in third parties	—	—	3,000	—
Transaction and acquisition expenses	2,496	2,731	5,675	10,551
Loss on extinguishment or modification of debt and other, net	2	—	368	1,025
Amortization of unconsolidated joint venture basis differences	5	—	17	220
Realized performance income(1)	—	—	(75)	(2,742)
Core FFO attributable to stockholders and OP unit holders	$77,870	$74,267	$310,716	$295,263

CALCULATION OF ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Core FFO attributable to stockholders and OP unit holders	$77,870	$74,267	$310,716	$295,263
Adjustments:
Straight-line rent and above- and below-market leases and contracts	(3,575)	(4,377)	(15,822)	(16,625)
Non-cash debt adjustments	1,934	1,529	7,121	5,884
Capital expenditures and leasing commissions(2)	(12,691)	(13,512)	(59,862)	(56,482)
Non-cash share-based compensation expense	2,088	2,488	7,841	9,228
Adjustments related to unconsolidated joint ventures	(124)	(146)	(662)	(613)
Adjusted FFO attributable to stockholders and OP unit holders	$65,502	$60,249	$249,332	$236,655

NAREIT FFO/CORE FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted	134,667	131,781	132,970	130,332
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.56	$0.54	$2.25	$2.15
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.58	$0.56	$2.34	$2.27
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.

Phillips Edison & Company	16

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

CALCULATION OF NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$15,188	$13,729	$16,209	$18,636	$15,703
Adjustments:
Depreciation and amortization of real estate assets	59,048	58,144	59,115	57,953	57,266
Impairment of real estate assets	—	—	—	—	322
Gain on disposal of property, net	(40)	(53)	(75)	(942)	(3,366)
Adjustments related to unconsolidated joint ventures	647	646	645	698	661
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$72,466	$75,894	$76,345	$70,586

CALCULATION OF CORE FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Nareit FFO attributable to stockholders and OP unit holders	$74,843	$72,466	$75,894	$76,345	$70,586
Adjustments:
Depreciation and amortization of corporate assets	524	562	552	545	950
Impairment of investment in third parties	—	3,000	—	—	—
Transaction and acquisition expenses	2,496	580	1,261	1,338	2,731
Loss (gain) on extinguishment or modification of debt and other, net	2	375	(9)	—	—
Amortization of unconsolidated joint venture basis differences	5	4	7	1	—
Realized performance income(1)	—	—	—	(75)	—
Core FFO attributable to stockholders and OP unit holders	$77,870	$76,987	$77,705	$78,154	$74,267

CALCULATION OF ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Core FFO attributable to stockholders and OP unit holders	$77,870	$76,987	$77,705	$78,154	$74,267
Adjustments:
Straight-line rent and above- and below-market leases and contracts	(3,575)	(3,683)	(4,645)	(3,919)	(4,377)
Non-cash debt adjustments	1,934	1,992	1,632	1,563	1,529
Capital expenditures and leasing commissions(2)	(12,691)	(18,497)	(15,533)	(13,141)	(13,512)
Non-cash share-based compensation expense	2,088	1,048	2,700	2,005	2,488
Adjustments related to unconsolidated joint ventures	(124)	(144)	(256)	(138)	(146)
Adjusted FFO attributable to stockholders and OP unit holders	$65,502	$57,703	$61,603	$64,524	$60,249

NAREIT FFO/CORE FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted	134,667	132,800	131,887	131,943	131,781
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.56	$0.55	$0.58	$0.58	$0.54
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.58	$0.58	$0.59	$0.59	$0.56
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

CALCULATION OF EBITDAre
Net income	$15,188	$15,703	$63,762	$54,529
Adjustments:
Depreciation and amortization	59,572	58,216	236,443	236,224
Interest expense, net	22,569	18,301	84,232	71,196
Gain on disposal of property, net	(40)	(3,366)	(1,110)	(7,517)
Impairment of real estate assets	—	322	—	322
Federal, state, and local tax expense	81	433	438	806
Adjustments related to unconsolidated joint ventures	919	926	3,721	1,987
EBITDAre	$98,289	$90,535	$387,486	$357,547

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$98,289	$90,535	$387,486	$357,547
Adjustments:
Impairment of investment in third parties	—	—	3,000	—
Change in fair value of earn-out liability	—	—	—	1,809
Transaction and acquisition expenses	2,496	2,731	5,675	10,551
Amortization of unconsolidated joint venture basis differences	5	—	17	220
Realized performance income(1)	—	—	(75)	(2,742)
Adjusted EBITDAre	$100,790	$93,266	$396,103	$367,385
(1) Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	18

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

CALCULATION OF EBITDAre
Net income	$15,188	$13,729	$16,209	$18,636	$15,703
Adjustments:
Depreciation and amortization	59,572	58,706	59,667	58,498	58,216
Interest expense, net	22,569	21,522	20,675	19,466	18,301
Gain on disposal of property, net	(40)	(53)	(75)	(942)	(3,366)
Impairment of real estate assets	—	—	—	—	322
Federal, state, and local tax expense	81	120	119	118	433
Adjustments related to unconsolidated joint ventures	919	918	918	966	926
EBITDAre	$98,289	$94,942	$97,513	$96,742	$90,535

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$98,289	$94,942	$97,513	$96,742	$90,535
Adjustments:
Impairment of investment in third parties	—	3,000	—	—	—
Transaction and acquisition expenses	2,496	580	1,261	1,338	2,731
Amortization of unconsolidated joint venture basis differences	5	4	7	1	—
Realized performance income(1)	—	—	—	(75)	—
Adjusted EBITDAre	$100,790	$98,526	$98,781	$98,006	$93,266
(1) Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	19

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended December 31,		Favorable (Unfavorable) %	Year Ended December 31,		Favorable (Unfavorable) %
	2023	2022		2023	2022
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$104,874	$100,834		$415,152	$398,507
Tenant recovery income	33,434	32,205		134,860	127,776
Reserves for uncollectibility(3)	(1,351)	(1,328)		(3,409)	(1,918)
Other property income	711	917		2,717	2,967
Total revenues	137,668	132,628	3.8%	549,320	527,332	4.2%
Operating expenses:
Property operating expenses	22,041	21,407		83,669	80,683
Real estate taxes	16,374	15,451		69,035	66,184
Total operating expenses	38,415	36,858	(4.2)%	152,704	146,867	(4.0)%
Total Same-Center NOI	$99,253	$95,770	3.6%	$396,616	$380,465	4.2%

Same-Center NOI margin	72.1%	72.2%		72.2%	72.1%

(1)Same-Center NOI represents the NOI for the 262 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
RECONCILIATION OF NET INCOME TO NOI AND SAME-CENTER NOI
Net income	$15,188	$15,703	$63,762	$54,529
Adjusted to exclude:
Fees and management income	(2,454)	(2,218)	(9,646)	(11,541)
Straight-line rental income(1)	(2,056)	(3,205)	(10,185)	(12,265)
Net amortization of above- and below-market leases	(1,394)	(1,163)	(5,178)	(4,324)
Lease buyout income	(206)	(52)	(1,222)	(2,414)
General and administrative expenses	10,762	11,484	44,366	45,235
Depreciation and amortization	59,572	58,216	236,443	236,224
Impairment of real estate assets	—	322	—	322
Interest expense, net	22,569	18,301	84,232	71,196
Gain on disposal of property, net	(40)	(3,366)	(1,110)	(7,517)
Other expense, net	770	2,422	7,312	12,160
Property operating expenses (income) related to fees and management income	384	(15)	2,059	3,046
NOI for real estate investments	103,095	96,429	410,833	384,651
Less: Non-same-center NOI(2)	(3,842)	(659)	(14,217)	(4,186)
Total Same-Center NOI	$99,253	$95,770	$396,616	$380,465
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	20

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

UNCONSOLIDATED JOINT VENTURE PORTFOLIO SUMMARY

		As of December 31, 2023
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$31,908	2,213

UNCONSOLIDATED JOINT VENTURE FINANCIAL SUMMARY

	As of December 31, 2023
	GRP I	NRP(1)
Total assets	$363,544	$613
Gross debt	174,026	—
Pro rata share of debt	24,358		—

		Year Ended December 31, 2023
		GRP I	NRP(1)
Pro rata share of Nareit FFO(2)		$2,908	$(16)
Pro rata share of NOI(2)		4,152	—
(1)During the second quarter of 2022, the final property in the NRP joint venture was sold, and the outstanding debt balance was repaid. PECO's ownership percentage of the joint venture is 20%.
(2)PECO's shares of our unconsolidated joint ventures' Nareit FFO and NOI results are all calculated based upon the respective ownership percentages presented in Joint Venture Portfolio Summary table above.

Phillips Edison & Company	21

Supplemental Balance Sheets Detail Unaudited, in thousands

	As of December 31,
	2023	2022

OTHER ASSETS, NET
Deferred leasing commissions and costs	$53,379	$49,687
Deferred financing expenses(1)	8,984	8,984
Office equipment, capital lease assets, and other	24,073	23,051
Corporate intangible assets	6,686	6,692
Total depreciable and amortizable assets	93,122	88,414
Accumulated depreciation and amortization	(53,205)	(47,483)
Net depreciable and amortizable assets	39,917	40,931
Accounts receivable, net(2)	44,548	37,274
Accounts receivable - affiliates	803	513
Deferred rent receivable, net(3)	62,288	52,141
Derivative assets	12,669	25,853
Prepaid expenses and other	10,745	14,575
Investment in third parties(4)	6,875	9,800
Investment in marketable securities	8,566	7,792
Total other assets, net	$186,411	$188,879

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Accounts payable trade and other accruals	$30,682	$34,431
Accrued real estate taxes	33,379	30,979
Security deposits	15,426	14,170
Distribution accrual	1,093	1,048
Accrued compensation	15,983	14,210
Accrued interest	9,684	8,192
Capital expenditure accrual	9,892	9,834
Accrued income taxes and deferred tax liabilities, net	322	321
Total accounts payable and other liabilities	$116,461	$113,185
(1)Deferred financing expenses per the above table are related to our revolving credit facility, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $1.9 million and $3.0 million of general reserves for uncollectible amounts as of December 31, 2023 and 2022, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $6.0 million and $6.2 million as of December 31, 2023 and 2022, respectively.
(3)Net of $4.6 million and $4.2 million of receivables removed as of December 31, 2023 and 2022, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)We recorded an impairment of our investment in a third-party company of $3.0 million in Other Expense, Net on our consolidated statement of operations for the year ended December 31, 2023.

Phillips Edison & Company	22

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

REVENUES
Rental income(1)	$112,723	$105,193	$440,771	$411,820
Recovery income(1)	36,544	33,620	144,496	132,361
Straight-line rent amortization	1,853	3,051	9,539	11,668
Amortization of lease assets	1,380	1,153	5,126	4,266
Lease buyout income	206	52	1,222	2,414
Adjustments for collectibility(2)(3)	(1,479)	(1,366)	(3,653)	(1,991)
Fees and management income	2,454	2,218	9,646	11,541
Other property income	768	1,118	2,977	3,293
Total revenues	$154,449	$145,039	$610,124	$575,372
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy Neighbors.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on unsecured term loans and senior notes, net	$13,757	$11,055	$48,803	$40,975
Interest on secured debt	4,524	5,010	18,614	20,768
Interest on revolving credit facility, net	2,249	858	8,785	2,069
Non-cash amortization and other(1)	2,037	1,378	7,662	6,359
Loss on extinguishment or modification of debt and other, net(2)	2	—	368	1,025
Total interest expense, net	$22,569	$18,301	$84,232	$71,196
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.
(2)Includes defeasance fees related to early repayments of debt.

OTHER EXPENSE, NET
Transaction and acquisition expenses	$(2,496)	$(2,731)	$(5,675)	$(10,551)
Impairment of investment in third parties	—	—	(3,000)	—
Federal, state, and local income tax expense	(81)	(433)	(438)	(806)
Equity in net income of unconsolidated investments	62	77	372	1,280
Increase in fair value of earn-out liability	—	—	—	(1,809)
Other	1,745	665	1,429	(274)
Total other expense, net	$(770)	$(2,422)	$(7,312)	$(12,160)

Phillips Edison & Company	23

Capital Expenditures Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

CAPITAL EXPENDITURES FOR REAL ESTATE(1)(2)
Capital improvements	$4,430	$5,402	$22,766	$17,828
Tenant improvements	6,179	5,498	26,663	24,194
Redevelopment and development	8,930	16,228	38,206	53,671
Total capital expenditures for real estate	$19,539	$27,128	$87,635	$95,693
Corporate asset capital expenditures	146	535	963	3,292
Capitalized indirect costs(3)	1,025	404	4,103	3,430
Total capital spending activity	$20,710	$28,067	$92,701	$102,415

Cash paid for leasing commissions	$2,330	$2,381	$8,249	$8,199
(1)Includes landlord work.
(2)Amounts reported are net of insurance proceeds for property damage claims for all periods presented.
(3)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP EXPANSION DEVELOPMENT
Southern Palms	Tempe, AZ	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q1 2024	$1,822	$109	$1,930
Oak Mill Plaza	Niles, IL	Construction of a 5K SF multi-tenant outparcel 74% leased with Starbucks, Buffalo Wild Wings Go	Q1 2024	3,374	158	3,532
Roxborough Marketplace	Littleton, CO	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2024	724	1,283	2,007
Hamilton Ridge	Buford, GA	Construction of a 6K SF multi-tenant outparcel 100% leased and/or leases out with bb.q Chicken, Vitality Bowls, Allcare	Q4 2024	2,837	641	3,478
Northstar Marketplace	Ramsey, MN	Construction of a 7K SF multi-tenant outparcel	Q4 2024	2,549	586	3,135

Total: Ground Up				$11,306	$2,777	$14,082	6%-8%

Phillips Edison & Company	25

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield
REDEVELOPMENT
The Oaks	Hudson, FL	First phase of Center Repositioning project with EOS Fitness, Ross Dress for Less, Five Below	Q4 2023	$7,931	$2,600	$10,531
Duck Creek Plaza	Bettendorf, IA	Remerchandise former Schnucks and Malibu Jack's	Q1 2024	1,664	1,900	3,564
The Oaks	Hudson, FL	Second phase of Center Repositioning project on multiple units with leases out on Skechers, Bealls and multiple inline units	Q3 2024	2,675	1,782	4,457
Providence Commons	Mt. Juliet, TN	Remerchandise former Tuesday Morning with Five Below	Q4 2024	779	320	1,099
Total: Redevelopment				$13,049	$6,602	$19,651	11%-20%

Active Projects Total				$24,355	$9,379	$33,733	9%-12%

2023 STABILIZED PROJECTS	13					$35,948	9%

(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control.
(2)Project yield on Stabilized Projects is a weighted average.
(3)Project yield range for Active Projects Total is a weighted average.
(4)Project yield ranges for Ground Up Expansion Development and Redevelopment are weighted averages.

Phillips Edison & Company	26

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	December 31,
	2023	2022

EQUITY CAPITALIZATION
Common stock outstanding	122,024	117,126
OP units outstanding	13,817	14,099
Total shares and units outstanding	135,841	131,225
Share price	$36.48	$31.84
Total equity market capitalization	$4,955,480	$4,178,204

DEBT
Debt obligations, net	$1,969,272	$1,896,594
Add: Discount on notes payable	6,302	7,001
Add: Market debt adjustments, net	858	1,226
Add: Deferred financing expenses, net	10,303	7,963
Total debt - gross	1,986,735	1,912,784
Less: Cash and cash equivalents	4,872	5,478
Total net debt - consolidated	1,981,863	1,907,306
Add: Prorated share from unconsolidated joint ventures	24,156	24,096
Total net debt	$2,006,019	$1,931,402

ENTERPRISE VALUE
Total net debt	$2,006,019	$1,931,402
Total equity market capitalization	4,955,480	4,178,204
Total enterprise value	$6,961,499	$6,109,606

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,006,019	$1,931,402
Adjusted EBITDAre - annualized(1)	396,103	367,385
Net debt to Adjusted EBITDAre - annualized	5.1x	5.3x

Net debt to total enterprise value:
Net debt	$2,006,019	$1,931,402
Total enterprise value	6,961,499	6,109,606
Net debt to total enterprise value	28.8%	31.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	27

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$95,677	3.45% - 6.43%	2024 - 2031	5%
Secured pool due 2027 (15 assets)	195,000	3.52%	2027	10%
Secured pool due 2030 (16 assets)	200,000	3.35%	2030	10%
Total secured debt	$490,677			25%

UNSECURED DEBT
Revolving credit facility(1)(2)	$181,000	SOFR + 1.14%	2026	9%
Term loan due 2025(1)	240,000	SOFR + 1.29%	2025	12%
Term loan due 2026(2)	161,750	SOFR + 1.35%	2026	8%
Term loan due 2026(1)	240,000	SOFR+ 1.29%	2026	12%
Term loan due 2027	158,000	SOFR + 1.35%	2027	8%
Term loan due 2027	165,000	SOFR + 1.35%	2027	8%
Senior unsecured note due 2031	350,000	2.63%	2031	18%
Total unsecured debt	$1,495,750			75%

Finance leases, net	308

Total debt obligations	$1,986,735

Assumed market debt adjustments, net	$(858)
Discount on notes payable	(6,302)
Deferred financing expenses, net	(10,303)
Debt obligations, net	$1,969,272

	Notional Amount	Fixed SOFR

INTEREST RATE SWAPS(3)
Interest rate swap expiring September 2024	200,000	2.09%
Interest rate swap expiring October 2024	175,000	2.07%
Interest rate swap expiring November 2025	125,000	2.84%
Interest rate swap expiring September 2026	200,000	3.36%
Total notional amount	$700,000
(1)Reflects a 1 basis point reduction due to the achievement of certain sustainability metric targets.
(2)Excludes the impact of options to extend debt maturities. The revolving line of credit has two six month extension options with an outside date of 2027 and the unsecured term loan has two one year options with an outside date of 2028.
(3)Does not include the $150 million SOFR swap with a fixed SOFR rate of approximately 3.45% that becomes effective September 25, 2024 and expires December 31, 2025.

Phillips Edison & Company	28

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt(2)
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)(2)
2024	2,993	25,130		—	—	—	28,123	—	28,123	5.1%
2025	1,956	35,680	—	240,000	—	—	277,636	—	277,636	3.4%
2026	1,908	—	—	240,000	—	—	241,908	24,358	266,266	3.6%
2027	1,905	3,690	195,000	323,000	—	181,000	704,595	—	704,595	5.0%
2028	767	16,600	—	161,750	—	—	179,117	—	179,117	6.5%
2029	804	—	—	—	—	—	804	—	804	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,840	—	—	350,000	—	353,400	—	353,400	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(17,463)	(546)	(18,009)	N/A
Finance leases	—	—	—	—	—	—	308	—	308	N/A
Total	$11,737	$83,940	$395,000	$964,750	$350,000	$181,000	$1,969,272	$23,812	$1,993,084	4.2%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt	$1,540,677	76.6%	3.5%	5.9
Variable rate debt	445,750	22.2%	6.6%	2.8
Net debt premiums / issuance costs	(17,463)	N/A	N/A	N/A
Finance leases	308	N/A	N/A	N/A
Total consolidated debt	$1,969,272	98.8%	4.2%	4.1
Pro rata share of JV Debt	24,358	1.2%	3.6%	2.8
Net debt premiums / issuance costs of JV Debt	(546)	N/A	N/A	N/A
Total consolidated + JV debt	$1,993,084	100.0%	4.2%	4.1
(1)Includes the impact of $700,000 of interest rate swaps with a weighted-average SOFR swap rate of 2.6%; see detail on previous page.
(2)Includes the impact of options to extend debt maturities. The revolving line of credit has two six month extension options with an outside date of 2027 and the unsecured term loan has two one year options with an outside date of 2028.

Phillips Edison & Company	29

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2025, 2026, and 2027
	Covenant	December 31, 2023
LEVERAGE RATIO
Total Indebtedness		$2,011,968
Total Asset Value		$6,781,787
Leverage Ratio	=<60%	29.7%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$515,344
Total Asset Value		$6,781,787
Secured Leverage Ratio	=<35%	7.6%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$374,238
Total Fixed Charges		$83,586
Fixed Charge Coverage Ratio	>1.5x	4.48x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,509,293
Unencumbered Asset Value		$5,469,905
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	27.6%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$357,778
Interest Expense for Unsecured Indebtedness		$59,387
Unencumbered NOI to Interest Expense	>=1.75x	6.02x

DIVIDEND PAYOUT RATIO
Distributions		$151,745
Funds From Operations		$312,174
Dividend Payout Ratio	<95%	48.6%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	December 31, 2023
AGGREGATE DEBT TEST
Total Indebtedness		$1,999,186
Total Asset Value		$6,079,376
Aggregate Debt Test	<65%	32.9%

SECURED DEBT TEST
Total Secured Indebtedness		$490,985
Total Asset Value		$6,079,376
Secured Debt Test	<40%	8.1%

DEBT SERVICE TEST
Consolidated EBITDA		$393,808
Annual Debt Service Charge		$77,443
Debt Service Test	>1.5x	5.09x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$5,055,910
Total Unsecured Indebtedness		$1,508,200
Maintenance of Total Unencumbered Assets	>150%	335%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	30

TRANSACTIONAL SUMMARY
Quarter Ended December 31, 2023

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/19/2023	Providence Commons	Mt. Juliet, TN	110,137	$27,100	100.0%	Publix
3/16/2023	Village Shoppes at Windermere	Suwanee, GA	73,442	19,550	93.2%	Publix
3/27/2023	Town Center at Jensen Beach	Jensen Beach. FL	109,326	17,200	83.8%	Publix
3/27/2023	Shops at Sunset Lakes	Miramar, FL	70,274	14,800	96.8%	Publix
8/15/2023	Oconomowoc Development Land	Oconomowoc, WI	N/A	510	N/A	N/A
8/16/2023	Lake Pointe Market	Rowlett, TX	40,608	12,900	96.5%	Tom Thumb (Shadow)
10/19/2023	Leesburg Bank OP at Shoppes of Lake Village	Leesburg, FL	4,887	3,100	N/A	N/A
10/30/2023	Mansell Village	Roswell, GA	89,688	16,250	93.0%	Kroger
11/13/2023	Riverpark Shopping Center	Sugar Land, TX	317,331	79,000	79.1%	H-E-B
12/4/2023	Apache Shoppes	Rochester, MN	60,665	6,400	64.2%	Trader Joe's
12/4/2023	Maple View	Grayslake, IL	114,668	23,120	89.6%	Jewel-Osco
12/5/2023	Quail Pointe	Fair Oaks, CA	98,366	44,300	92.5%	Trader Joe's
12/11/2023	Southampton Village OP	Tyrone, GA	3,055	950	N/A	N/A
12/11/2023	Glenbrook Marketplace	Chicago, IL	47,832	13,300	88.4%	N/A
Total acquisitions			1,140,279	$278,480

Weighted-average cap rate (1)		6.6%

(1) Weighted average cap rates exclude non-income producing assets

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
5/9/2023	Greentree McDonald's	Racine, WI	4,130	$1,000	100.0%	N/A
6/9/2023	Towne & Country (B&O)	Hamilton, OH	79,896	4,800	98.6%	N/A
6/16/2023	Broadway Promenade Condo Unit 2102	Sarasota, FL	2,417	450	N/A	N/A
Total dispositions			86,443	$6,250

Weighted-average cap rate		8.6%

Phillips Edison & Company	32

PORTFOLIO SUMMARY
Quarter Ended December 31, 2023

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of December 31, 2023

PORTFOLIO OVERVIEW:
Number of shopping centers	281
Number of states	31
Total GLA	32,153
Average shopping center GLA	114
Total ABR	$470,819
Total ABR from necessity-based goods and services(1)	70.4%
Percent of ABR from non-grocery anchors	13.4%
Percent of ABR from inline spaces	55.0%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	97.2%
Percent of ABR from grocery anchors	31.6%
Percent of occupied GLA leased to grocery Neighbors	47.0%
Grocer health ratio(2)	2.3%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	85.4%
Average annual sales per square foot of reporting grocers	$681
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	97.4%
Anchor spaces	98.9%
Inline spaces	94.7%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.4
Grocery anchor spaces	4.4
Non-grocery anchor spaces	4.9
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	93.3%
Anchor spaces	98.5%
Inline spaces	83.1%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$15.03
Anchor spaces	$10.12
Inline spaces	$24.66
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint venture.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of December 31, 2023. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 20.4, 31.3, 15.6, and 8.0, respectively.
(4)For the three months ended December 31, 2023.

Phillips Edison & Company	34

ABR by Neighbor Category Unaudited

As of December 31, 2023
NECESSITY RETAIL AND SERVICES
Grocery	31.6%
Quick service - Restaurant	11.1%
Medical	6.3%
Beauty & Hair Care	5.2%
Banks, insurance, and government services	3.5%
Pet supply	2.4%
Dollar stores	1.8%
Education & Training	1.6%
Hardware/automotive	1.4%
Telecommunications/cell phone services	1.4%
Wine, Beer, & Liquor	1.4%
Pharmacy	0.8%
Other necessity-based	1.9%
Total ABR from necessity-based goods and services	70.4%

OTHER RETAIL STORES
Soft goods(1)	12.9%
Full service - restaurant	7.2%
Fitness and lifestyle services(2)	6.0%
Other retail(3)	3.5%
Total ABR from other retail stores	29.6%
Total ABR	100.0%
(1)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(2)Includes ABR contribution of 4% from fitness Neighbors.
(3)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	35

Occupancy and ABR Unaudited

	Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

OCCUPANCY
Leased Basis
Anchor	98.9%	99.3%	99.4%	99.3%	99.3%
Inline	94.7%	94.9%	94.8%	94.3%	93.8%
Total leased occupancy	97.4%	97.8%	97.8%	97.5%	97.4%

Economic Basis
Anchor	98.5%	99.3%	99.0%	98.4%	98.4%
Inline	94.2%	94.4%	93.8%	93.5%	92.5%
Total economic occupancy	97.0%	97.6%	97.2%	96.7%	96.4%

ABR
Leased Basis - $
Anchor	$209,985	$203,904	$203,645	$203,525	$200,926
Inline	260,834	249,124	245,669	242,086	234,786
Total ABR	$470,819	$453,028	$449,314	$445,611	$435,712

Leased Basis - PSF
Anchor	$10.12	$9.98	$9.97	$9.95	$9.92
Inline	24.66	24.19	23.95	23.66	23.39
Total ABR PSF	$15.03	$14.74	$14.64	$14.52	$14.39

Phillips Edison & Company	36

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Fry's Food Stores, King Soopers, Pick 'n Save, Smith's, Harris Teeter, Quality Food Centers, Ralphs, Mariano's, Food 4 Less, Metro Market	57	6	$28,459	6.0%	3,474
2	Publix	Publix	52	9	26,570	5.6%	2,519
3	Albertsons	Safeway, Market Street United, Randalls, Tom Thumb, Jewel-Osco, Vons, United Supermarkets, Shaw's Supermarket, Albertsons	30	2	19,361	4.1%	1,777
4	Ahold Delhaize	Martin's, Giant, Stop & Shop, Food Lion, Super Stop & Shop	23	—	17,829	3.8%	1,249
5	Walmart	Walmart Neighborhood Market, Walmart	13	—	8,971	1.9%	1,770
6	Giant Eagle	Giant Eagle	9	1	7,384	1.6%	759
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,663	1.4%	421
8	TJX Companies	Sierra Trading Co., HomeGoods, T.J.Maxx, Marshalls	18	—	6,262	1.3%	516
9	Raley's	Raley's	5	—	4,599	1.0%	288
10	Dollar Tree	Dollar Tree, Family Dollar, Dollar Tree Family Dollar	33	4	3,859	0.7%	369
11	UNFI (SuperValu)	Cub Foods	5	—	3,476	0.7%	336
12	Starbucks Corporation	Starbucks	35	—	2,983	0.5%	64
13	Trader Joe's	Trader Joe's	9	—	2,727	0.5%	122
14	H-E-B	H-E-B	2	—	2,492	0.5%	164
15	Lowe's	Lowe's	3	1	2,469	0.5%	369
16	Subway Group	Subway	59	2	2,448	0.5%	88
17	Anytime Fitness, Inc.	Anytime Fitness	27	2	2,430	0.5%	140
18	Food 4 Less (PAQ)	Food 4 Less	2	—	2,305	0.5%	118
19	United Parcel Service	The UPS Store, WeShip Store	57	8	2,304	0.5%	82
20	H&R Block, Inc.	H&R Block	54	2	2,284	0.5%	97
21	Office Depot	Office Depot, OfficeMax	8	—	2,263	0.5%	179
22	Pet Supplies Plus	Pet Supplies Plus	19	—	2,253	0.5%	148
23	Kohl's Corporation	Kohl's	4	—	2,241	0.5%	365
24	Great Clips, Inc.	Great Clips	63	7	2,233	0.5%	81
25	Save Mart	Lucky Supermarkets, Save Mart Supermarkets, Food Maxx	5	—	2,194	0.5%	258
	Total		606	44	$167,059	35.1%	15,753
(1)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	37

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet by Neighbor Type

Grocery: 47.0%
National & Regional: 35.7%
Local: 17.3%

ABR
by Neighbor Type
Grocery: 31.6%
National &
Regional:
41.7%
Local: 26.7%

Leased Square Feet
by Neighbor Industry
Grocery: 47.0%
Retail
Stores: 23.7%
Services: 19.2%
Restaurant: 10.1%

ABR
by Neighbor Industry
Grocery: 31.6%
Retail Stores: 21.7%
Services: 28.4%
Restaurant: 18.3%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	38

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$58,036	12.2%	$14.57	4,088	12.6%	97.4%	51
California	51,936	10.9%	21.52	2,504	7.7%	96.4%	26
Texas	43,072	9.1%	18.21	2,474	7.6%	95.6%	20
Georgia	40,979	8.6%	13.75	3,028	9.3%	98.4%	31
Illinois	28,540	6.0%	16.71	1,804	5.6%	94.6%	16
Ohio	25,316	5.3%	11.04	2,336	7.2%	98.2%	19
Colorado	24,850	5.2%	18.41	1,408	4.3%	95.9%	12
Virginia	22,724	4.8%	17.15	1,359	4.2%	97.5%	13
Minnesota	19,688	4.1%	15.55	1,325	4.1%	95.5%	13
Massachusetts	16,944	3.6%	15.22	1,146	3.5%	97.1%	9
Nevada	14,824	3.1%	24.30	623	1.9%	97.9%	5
Pennsylvania	12,264	2.6%	12.45	1,001	3.1%	98.4%	6
Wisconsin	11,990	2.5%	11.47	1,057	3.3%	98.9%	9
Arizona	10,741	2.3%	14.81	735	2.3%	98.6%	6
South Carolina	10,086	2.1%	11.81	863	2.7%	99.0%	8
Maryland	9,568	2.0%	21.01	463	1.4%	98.4%	4
North Carolina	8,409	1.8%	12.91	658	2.0%	99.0%	10
Tennessee	8,132	1.7%	10.20	802	2.5%	99.4%	5
Indiana	7,261	1.5%	8.85	832	2.6%	98.6%	5
Kentucky	6,849	1.5%	11.18	616	1.9%	99.5%	4
Michigan	6,772	1.4%	9.59	724	2.2%	97.6%	5
New Mexico	6,044	1.3%	15.02	404	1.2%	99.6%	3
Connecticut	5,982	1.3%	14.35	421	1.3%	99.0%	4
Oregon	4,765	1.0%	16.14	316	1.0%	93.4%	4
Kansas	4,684	1.0%	12.53	374	1.2%	100.0%	3
New Jersey	4,245	0.9%	25.05	169	0.5%	100.0%	1
Washington	2,886	0.6%	16.69	173	0.5%	100.0%	2
Iowa	2,822	0.6%	8.00	360	1.1%	98.1%	3
Missouri	2,589	0.5%	11.89	222	0.7%	98.2%	2
New York	1,823	0.4%	11.58	163	0.5%	96.3%	1
Utah	461	0.1%	31.70	15	—%	100.0%	1
Total	$475,282	100.0%	$15.03	32,463	100.0%	97.4%	301
(1)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	39

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q4 2023	217	1,146	$19,391	$16.92	5.9	$7.62	174	$1.77	12.4%
Q3 2023	231	939	18,333	19.52	6.3	6.76	192	2.37	13.9%
Q2 2023	285	1,569	24,160	15.40	5.3	4.16	224	1.54	11.5%
Q1 2023	263	1,065	20,060	18.83	6.0	7.16	195	1.96	12.1%
Total	996	4,719	$81,944	$17.36	5.8	$6.2	785	$1.85	12.4%

NEW LEASES
Q4 2023	74	248	$5,882	$23.73	7.9	$32.94	31	$5.41	21.9%
Q3 2023	82	279	5,676	20.36	10.3	21.93	43	4.32	26.3%
Q2 2023	94	286	5,709	19.98	6.8	21.02	33	4.71	25.1%
Q1 2023	98	264	6,149	23.27	9.5	27.39	30	6.36	27.4%
Total	348	1,077	$23,416	$21.75	8.6	$25.56	137	$4.94	25.2%

RENEWAL LEASES
Q4 2023	107	488	$8,962	$18.37	5.8	$1.17	107	$2.28	14.2%
Q3 2023	109	266	6,878	25.87	3.9	0.88	109	3.75	16.9%
Q2 2023	143	382	8,824	23.12	4.5	1.35	143	3.48	17.7%
Q1 2023	126	303	7,387	24.40	4.8	1.30	126	3.38	16.1%
Total	485	1,439	$32,051	$22.28	4.9	$1.19	485	$3.10	16.2%

OPTION LEASES
Q4 2023	36	410	$4,547	$11.08	4.9	$—	36	$0.63	6.0%
Q3 2023	40	394	5,779	14.65	5.0	—	40	0.75	5.4%
Q2 2023	48	901	9,627	10.69	5.2	—	48	0.43	4.2%
Q1 2023	39	498	6,524	13.09	5.0	—	39	0.62	5.0%
Total	163	2,203	$26,477	$12.02	5.1	$—	163	$0.57	5.0%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	40

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	65	146	0.5%	$19.21	0.6%
2024	670	2,843	9.0%	15.09	9.0%
2025	768	4,679	14.8%	13.80	13.6%
2026	915	4,697	14.8%	15.44	15.3%
2027	844	4,327	13.7%	15.04	13.7%
2028	810	5,001	15.8%	15.24	16.0%
2029	425	3,247	10.3%	14.09	9.6%
2030	192	1,301	4.1%	16.57	4.5%
2031	215	1,298	4.1%	16.89	4.6%
2032	186	1,472	4.6%	14.13	4.4%
2033	170	913	2.9%	18.09	3.5%
2034 +	166	1,709	5.4%	14.43	5.2%
Total leases	5,426	31,633	100.0%	$15.03	100.0%

ANCHOR LEASES
MTM	2	29	0.1%	$11.39	0.1%
2024	47	1,527	4.8%	9.24	3.0%
2025	83	3,325	10.5%	9.68	6.8%
2026	77	2,937	9.3%	10.14	6.3%
2027	80	2,698	8.5%	9.39	5.3%
2028	82	3,414	10.8%	10.17	7.3%
2029	63	2,371	7.5%	10.28	5.1%
2030	22	879	2.8%	12.56	2.3%
2031	28	794	2.5%	11.72	2.0%
2032	25	1,023	3.2%	8.92	1.9%
2033	16	540	1.7%	11.69	1.3%
2034 +	39	1,417	4.5%	10.87	3.2%
Anchor leases	564	20,954	66.2%	$10.12	44.6%

INLINE LEASES
MTM	63	117	0.4%	$21.18	0.5%
2024	623	1,316	4.2%	21.88	6.0%
2025	685	1,354	4.3%	23.91	6.8%
2026	838	1,760	5.5%	24.28	9.0%
2027	764	1,629	5.2%	24.40	8.4%
2028	728	1,587	5.0%	26.16	8.7%
2029	362	876	2.8%	24.39	4.5%
2030	170	422	1.3%	24.92	2.2%
2031	187	504	1.6%	25.02	2.6%
2032	161	449	1.4%	26.02	2.5%
2033	154	373	1.2%	27.36	2.2%
2034 +	127	292	0.9%	31.71	2.0%
Inline leases	4,862	10,679	33.8%	$24.65	55.4%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint venture.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$960	$10.88	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006 / 2021	141,721	100.0%	$2,652	$18.71	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980 / 2018	63,637	100.0%	$1,491	$23.43	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 2003	84,298	97.3%	$1,461	$17.82	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982 / 2018	257,123	97.8%	$3,290	$13.08	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970 / 2022	100,437	98.0%	$887	$9.01	Fry's Food Stores	Daiso Japan
Atwater Marketplace	Atwater, CA	100%	N/A	2023	2,082	100.0%	$138	$66.28	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2021	93,071	96.6%	$2,248	$25.01	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	89.2%	$2,060	$16.16	Food Maxx	Idler's Home
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	81,897	100.0%	$1,844	$22.52	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	99.3%	$2,269	$16.17	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989 / 2022	74,616	96.1%	$886	$12.35	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006 / 2016	59,796	100.0%	$1,634	$27.33	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	98.2%	$1,843	$19.67	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	96.5%	$1,563	$16.99	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992 / 2015	89,188	100.0%	$1,908	$21.39	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	$2,325	$15.77	Walmart	N/A
Quail Pointe	Fair Oaks, CA	100%	Sacramento-Roseville-Folsom, CA	1987	98,366	93.8%	$2,894	$31.38	Trader Joe's	Lamps Plus
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	$1,936	$17.55	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	$2,618	$26.83	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997 / 2022	94,012	98.6%	$1,998	$21.55	Vons	N/A

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996 / 2015	93,337	100.0%	$2,873	$30.78	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	114,565	89.6%	$2,100	$20.45	Food Maxx	N/A
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991 / 2017	110,627	100.0%	$2,265	$20.47	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991 / 2021	80,259	93.5%	$1,972	$26.28	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004 / 2017	136,020	100.0%	$3,058	$22.48	Raley's	N/A
Sunridge Plaza	Rancho Cordova, CA	100%	Sacramento-Roseville-Folsom, CA	2017	87,815	93.0%	$2,624	$32.12	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2022	215,192	87.2%	$3,726	$19.86	Sprouts Farmers Market; Trader Joe's	Ross Dress for Less; T.J.Maxx; Royal Flooring; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	$2,529	$23.94	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	$682	$32.30	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990 / 2015	83,414	100.0%	$949	$11.38	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	$994	$36.16	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 2022	191,761	85.3%	$4,070	$24.88	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	100.0%	$1,427	$13.74	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985 / 2014	143,276	98.0%	$2,738	$19.49	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2022	53,970	96.6%	$1,301	$24.95	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	97.0%	$1,787	$15.62	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	100.0%	$1,358	$15.07	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	212,985	90.4%	$3,665	$19.03	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003 / 2007	73,082	100.0%	$1,149	$15.72	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005 / 2021	101,622	100.0%	$1,578	$15.53	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	98.9%	$2,306	$18.64	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003 / 2011	90,855	100.0%	$1,441	$15.86	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996 / 2019	103,438	100.0%	$2,030	$19.63	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2014	49,975	100.0%	$963	$19.27	Big Y	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	116,916	96.6%	$1,796	$15.91	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	100.0%	$2,082	$16.76	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 2024	129,781	100.0%	$1,141	$8.79	BJ's Wholesale Club	N/A
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009 / 2020	100,734	98.7%	$1,769	$17.79	Publix	Non Stop Fitness
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	$796	$10.15	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	$1,516	$15.48	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	94.8%	$922	$19.75	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	$1,019	$16.25	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986 / 2000	90,116	98.7%	$1,221	$13.73	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	98.5%	$2,518	$9.12	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	98.8%	$1,914	$21.25	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	$1,149	$16.49	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	100.0%	$1,097	$18.59	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	$1,239	$18.35	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,276	100.0%	$1,895	$13.51	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	97.6%	$1,033	$16.52	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	$1,217	$16.11	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006 / 2021	113,069	100.0%	$2,118	$18.73	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	$1,089	$13.68	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	$911	$14.09	Publix	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	98.1%	$2,199	$10.49	Publix	Bealls; Bealls Outlet/Home Centric; Gretchen's Hallmark Shop; Staples
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	$1,288	$17.17	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2023	122,912	93.9%	$2,139	$18.53	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	100.0%	$1,562	$14.60	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	100.0%	$987	$15.19	Publix	N/A
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	93.4%	$1,720	$17.23	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	94.8%	$618	$12.66	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	86.6%	$1,544	$18.53	Publix	N/A
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	$873	$12.68	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2018	101,552	97.4%	$1,325	$13.39	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984 / 2012	87,056	93.6%	$1,032	$12.66	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	$1,038	$13.30	Winn-Dixie (shadow)	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	100.0%	$1,278	$19.57	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	100.0%	$975	$13.43	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	100.0%	$1,267	$16.08	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985 / 2022	78,879	100.0%	$1,319	$16.72	Publix	Health First Medical Group
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003 / 2022	74,286	94.5%	$985	$14.04	Publix	N/A
Shoppes at Avalon	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2009 / 2022	62,786	100.0%	$1,008	$16.05	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,601	100.0%	$986	$14.80	Publix	N/A
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 2021	132,927	93.5%	$1,956	$15.74	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	94.3%	$1,302	$16.52	Publix	N/A
Shops at Sunset Lakes	Miramar, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	70,274	100.0%	$1,096	$15.60	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2022	102,816	91.9%	$680	$7.20	N/A	Big Lots; Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	$1,103	$16.97	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985 / 2023	119,489	91.1%	$1,292	$11.87	Publix	Bealls Outlet; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981 / 2022	176,494	96.0%	$1,733	$10.23	Save-A-Lot	EoS Fitness; Bealls; Ross Dress for Less; Five Below; Dollar Tree
Town Center at Jensen Beach	Jensen Beach, FL	100%	Port St. Lucie, FL	2000	109,326	90.0%	$1,386	$14.08	Publix	Party City
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	$1,019	$14.68	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2021	137,316	100.0%	$2,245	$16.35	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	$775	$12.34	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	$861	$15.35	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	90.1%	$982	$28.98	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	97.9%	$1,242	$15.56	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	117,970	98.2%	$2,087	$18.02	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	100.0%	$2,807	$7.48	Walmart	Lowe's

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	100.0%	$1,206	$14.77	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989 / 2021	101,597	100.0%	$1,539	$15.15	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	100.0%	$1,285	$13.92	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995 / 2017	75,668	100.0%	$1,088	$14.38	Publix	N/A
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	$1,126	$13.83	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	100.0%	$1,055	$13.69	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	100.0%	$1,902	$20.02	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	96.8%	$959	$10.89	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002 / 2019	87,155	96.3%	$1,258	$14.99	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2016	88,710	100.0%	$1,381	$15.57	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	93.8%	$1,193	$13.97	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008 / 2020	113,995	100.0%	$1,564	$13.72	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997 / 2023	85,078	100.0%	$1,371	$16.11	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	94.1%	$1,072	$13.12	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	100.0%	$996	$12.50	Publix	N/A
Mansell Village	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003 / 2013	89,688	93.0%	$1,125	$13.49	Kroger	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2022	263,829	100.0%	$4,019	$15.23	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	93,396	100.0%	$1,272	$13.62	Kroger	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	100.0%	$1,090	$13.54	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	92.4%	$2,263	$23.81	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	$970	$14.38	Publix	N/A
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979 / 2020	174,075	93.0%	$1,725	$10.65	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2022	128,123	99.0%	$2,010	$15.85	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	97.3%	$1,735	$13.02	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006 / 2020	72,420	100.0%	$1,237	$17.08	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	80,949	91.5%	$952	$12.86	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	$1,113	$13.66	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992 / 2009	123,437	99.0%	$1,541	$12.61	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	100.0%	$923	$13.77	Publix	N/A
Village Shoppes at Windermere	Suwanee, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	73,442	98.1%	$1,428	$19.82	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 2018	63,518	93.5%	$486	$8.19	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2022	134,229	98.0%	$1,379	$10.48	N/A	Malibu Jack's
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2014	161,792	100.0%	$957	$5.92	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998 / 2018	135,355	97.1%	$2,092	$15.92	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2015	125,497	100.0%	$1,766	$14.07	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 2018	99,453	100.0%	$1,138	$11.44	Jewel-Osco	dd's Discounts

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
College Plaza	Normal, IL	100%	Bloomington, IL	2002 / 2018	175,741	82.8%	$1,774	$12.19	N/A	Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading Co.; Petco
Glenbrook Marketplace	Glenview, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992 / 2014	47,832	88.4%	$1,036	$24.51	N/A	N/A
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988 / 2018	128,870	100.0%	$1,856	$14.40	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994 / 2022	120,694	94.5%	$1,257	$11.02	Schnucks	N/A
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987 / 2021	159,708	98.9%	$3,005	$19.02	Mariano's	Goodwill; Los Fernandez Taqueria
Maple View	Grayslake, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1999	114,668	92.7%	$1,971	$18.55	Jewel-Osco	N/A
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2021	151,203	100.0%	$4,601	$30.43	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977 / 2023	157,386	88.0%	$2,158	$15.57	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010 / 2016	130,212	99.6%	$1,510	$11.65	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2015	140,624	98.9%	$1,797	$12.93	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2001 / 2020	173,981	96.2%	$2,608	$15.58	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	96.7%	$2,021	$17.11	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	84.9%	$1,835	$30.72	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	100.0%	$1,908	$18.63	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2022	250,506	95.2%	$1,596	$6.69	N/A	Rural King Supply; Big Lots; Humble Home; Dollar Tree Family Dollar; Harvest Chapel
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992 / 2020	74,189	100.0%	$779	$10.50	Kroger	N/A

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 2019	155,502	100.0%	$971	$6.24	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998 / 2023	249,833	100.0%	$2,007	$8.03	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	$1,054	$13.73	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1996 / 2015	123,198	100.0%	$1,596	$12.95	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	173,757	100.0%	$2,034	$11.71	Price Chopper	Marshalls; PetSmart; Dollar Tree
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2018	152,463	99.0%	$1,654	$10.96	Kroger	Planet Fitness
Chinoe Center	Lexington, KY	100%	Lexington-Fayette, KY	1984 / 2023	111,781	98.5%	$1,315	$11.94	Kroger	Exceptional Living Centers
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2022	117,126	100.0%	$1,196	$10.21	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 2019	234,291	100.0%	$2,683	$11.45	N/A	Malibu Jack's; Staples; Michaels; Petco; Five Below
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 2014	126,384	100.0%	$2,378	$18.82	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	96.5%	$1,742	$18.71	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997 / 2000	71,210	100.0%	$1,355	$19.03	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2019	327,303	95.8%	$4,191	$13.36	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2022	156,478	100.0%	$2,133	$13.63	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	95.4%	$1,286	$12.84	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	$832	$14.55	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 2022	177,828	99.7%	$2,851	$16.08	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984 / 2021	89,952	87.9%	$1,342	$16.97	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School; Dollar Tree
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	101,144	100.0%	$1,847	$18.26	Food Lion	Dollar General; CVS

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	97.7%	$2,614	$21.94	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2003 / 2019	123,560	100.0%	$2,705	$21.89	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	116,057	96.1%	$2,402	$21.53	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2018	311,920	96.2%	$1,883	$6.27	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2017	120,568	97.7%	$1,509	$12.80	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988 / 2014	137,205	100.0%	$1,742	$12.70	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 2018	61,357	97.8%	$360	$6.00	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999 / 2011	92,450	98.7%	$1,278	$14.01	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989 / 2010	82,911	100.0%	$377	$4.55	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002 / 2018	99,013	98.4%	$1,429	$14.67	Coborn's	N/A
Apache Shoppes	Rochester, MN	100%	Rochester, MN	2005	60,665	64.2%	$672	$17.25	Trader Joe's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995 / 2020	69,000	100.0%	$723	$10.48	Cub Foods	N/A
Centennial Lakes Plaza	Edina, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989 / 2022	193,826	94.6%	$4,311	$23.50	Whole Foods Market	HomeGoods; La-Z-Boy Furniture Galleries; Office Depot; JUUT SalonSpa
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	96.3%	$2,101	$15.48	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	98.5%	$1,320	$13.74	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008 / 2019	73,415	98.4%	$1,212	$16.78	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973 / 2017	140,400	98.9%	$1,903	$13.71	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004 / 2023	96,356	93.9%	$1,442	$15.93	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	$1,343	$15.40	Cub Foods	N/A

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989 / 2023	127,572	90.9%	$1,672	$14.41	Cub Foods	N/A
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994 / 2021	141,772	100.0%	$2,412	$17.01	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 2021	112,300	100.0%	$986	$8.78	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987 / 2021	109,397	96.3%	$1,603	$15.21	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	100.0%	$1,634	$16.97	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984 / 2016	51,440	100.0%	$413	$8.03	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006 / 2018	95,577	100.0%	$2,055	$21.50	Harris Teeter	N/A
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990 / 2013	81,070	100.0%	$409	$5.05	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002 / 2016	136,447	100.0%	$2,108	$15.45	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	100.0%	$1,320	$16.34	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982 / 2015	79,865	95.0%	$603	$7.95	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	$1,492	$18.17	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	$745	$11.94	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 2015	80,540	95.8%	$727	$9.42	N/A	Southern States Cooperative; Desirable Dynamics; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 2021	169,478	100.0%	$4,245	$25.05	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964 / 2019	116,005	100.0%	$2,064	$17.79	Trader Joe's	New Mexico Bike N Sport; Party City; Empire Sushi Buffet; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997 / 2012	148,749	99.0%	$2,522	$17.12	Walmart Neighborhood Market	Shoe Dept.; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	$1,458	$10.48	Safeway	T.J.Maxx; Best Buy; Petco
Crossroads Towne Center	North Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2007 / 2021	148,719	91.9%	$4,401	$32.20	Walmart (shadow)	Planet Fitness; Salon Boutique
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	100.0%	$1,995	$22.33	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2022	144,845	100.0%	$2,567	$17.72	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008 / 2017	127,852	100.0%	$3,717	$29.07	Smith's	N/A

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2022	112,580	98.8%	$2,143	$19.26	Sprouts Farmers Market	Home Depot (shadow); Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 2020	163,388	96.3%	$1,823	$11.58	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994 / 2019	366,416	99.6%	$3,615	$9.91	Fresh Thyme	Lowe's; Kohl's; Ashley Furniture HomeStore; T.J.Maxx; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	$163	$19.40	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	$1,413	$19.85	Walmart (shadow)	Office Depot; Pet Supplies Plus
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 2012	339,067	95.5%	$4,477	$13.82	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992 / 2020	250,449	100.0%	$1,465	$5.85	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988 / 2018	92,824	100.0%	$1,017	$10.96	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996 / 2017	270,045	99.3%	$2,484	$9.27	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999 / 2015	101,021	97.6%	$709	$7.19	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	$591	$10.98	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	99.0%	$1,295	$12.34	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2015	75,866	100.0%	$759	$10.00	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991 / 2011	67,280	100.0%	$1,166	$17.33	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987 / 2015	54,920	100.0%	$505	$9.20	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989 / 2013	113,688	92.3%	$1,411	$13.45	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2022	289,431	97.4%	$2,712	$9.62	Giant Eagle; Marc's	Goodwill; Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	115,776	100.0%	$613	$5.29	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	97,147	93.8%	$1,246	$13.67	Giant Eagle	Kumo Japanese
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	19,570	100.0%	$333	$17.02	Walmart (shadow)	N/A
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,506	100.0%	$1,478	$19.57	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	97.1%	$731	$19.62	Quality Food Centers	N/A

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 2013	72,195	100.0%	$1,038	$14.38	Safeway	N/A
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	71.5%	$569	$20.63	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998 / 2023	166,873	94.8%	$2,427	$15.35	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990 / 2021	342,610	95.4%	$4,017	$12.29	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends; Fox Beauty Supply
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	100.0%	$994	$13.81	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993 / 2003	113,372	100.0%	$1,060	$9.35	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	100.0%	$2,756	$18.00	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2016	218,610	100.0%	$2,130	$9.74	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2020	198,418	100.0%	$2,219	$11.18	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	$931	$12.88	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 2019	129,188	98.8%	$1,732	$13.57	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003 / 2016	68,798	93.9%	$967	$14.97	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1989 / 2022	373,520	99.3%	$3,035	$8.18	Walmart	Carpet To Go Flooring; FIT Life Health Clubs; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	$1,011	$15.22	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	98.8%	$1,751	$17.82	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2014	106,390	100.0%	$1,483	$13.94	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011 / 2014	32,325	100.0%	$683	$21.13	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989 / 2021	429,325	100.0%	$3,359	$7.82	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 2020	72,136	100.0%	$883	$12.24	Kroger	N/A
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	95.2%	$847	$9.20	Kroger	Fitness 1440

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Providence Commons	Mt. Juliet, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2009	110,137	100.0%	$2,039	$18.51	Publix	Five Below
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	100.0%	$1,005	$10.74	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2023	104,794	100.0%	$2,282	$21.78	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2022	162,393	92.7%	$1,459	$9.70	ALDI	T.J.Maxx; Burkes Outlet; Boot Barn Western and Work Wear; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	100.0%	$1,540	$17.07	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	28,132	84.0%	$634	$26.82	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2012	80,220	98.5%	$1,617	$20.46	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	100.0%	$3,377	$22.09	H-E-B	N/A
Lake Pointe Market	Rowlett, TX	100%	Dallas-Fort Worth-Arlington, TX	2002	40,608	96.8%	$1,026	$26.11	Tom Thumb (shadow)	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	$1,410	$25.45	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2022	230,778	98.4%	$2,718	$11.97	Tom Thumb	Ollie's Bargain Outlet; Bealls; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003 / 2017	96,830	100.0%	$2,056	$21.23	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2021	227,203	100.0%	$5,335	$23.48	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	98.0%	$752	$10.88	United Supermarkets	N/A
Oak Meadows Marketplace	Georgetown, TX	100%	Austin-Round Rock-Georgetown, TX	2018	78,841	98.1%	$1,543	$19.94	Randalls	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	100.0%	$3,739	$22.39	Market Street United	Toni & Guy Academy
Riverpark Shopping Center	Sugar Land, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	317,331	79.1%	$5,375	$21.42	H-E-B	LA Fitness; Dollar Tree; Walgreens
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987 / 2022	112,421	98.1%	$1,628	$14.76	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2012	102,758	95.2%	$1,958	$20.02	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	98.5%	$1,070	$11.99	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	97.1%	$1,566	$16.25	Tom Thumb	N/A

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984 / 2016	165,419	96.8%	$1,986	$12.40	Kroger	WSS; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	Salt Lake City, UT	2006	14,550	100.0%	$461	$31.68	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	97.6%	$2,769	$30.88	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987 / 2017	65,554	100.0%	$618	$9.43	Food Lion	N/A
Cascades Overlook	Sterling, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2016	150,841	95.8%	$4,424	$30.62	Harris Teeter	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	102,563	95.1%	$1,640	$16.82	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987 / 2012	77,315	97.8%	$771	$10.20	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	92.2%	$922	$12.06	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2015	135,358	100.0%	$1,023	$7.56	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; Dept. of Social Services; Virginia Dept. of Corrections
Statler Square	Staunton, VA	100%	Staunton, VA	1989 / 1997	134,660	96.0%	$1,252	$9.68	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	$1,460	$18.19	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	96.1%	$2,480	$21.77	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991 / 2016	78,611	100.0%	$840	$10.69	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	$1,364	$17.82	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	98.8%	$3,160	$19.56	Martin's	East Coast Gymnastics and Cheer; Ridgeside K9 Winchester
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	$1,532	$17.71	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	$1,354	$15.67	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2016	85,523	100.0%	$1,018	$11.90	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2018	120,068	100.0%	$1,182	$9.84	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992 / 2018	87,115	98.2%	$1,079	$12.62	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 2018	78,011	100.0%	$1,143	$14.65	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 2021	86,432	100.0%	$581	$6.72	N/A	Kohl's
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005 / 2020	109,438	100.0%	$2,088	$19.08	Metro Market	N/A

Phillips Edison & Company	56

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 2022	167,533	100.0%	$1,063	$6.35	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2021	240,847	98.1%	$2,637	$11.16	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007 / 2017	81,639	93.4%	$1,200	$15.73	Pick 'n Save	N/A
Total					34,366,361	97.5%	$502,727	$15.00

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ADDITIONAL DISCLOSURES
Quarter Ended December 31, 2023

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Earnings Guidance Unaudited, in thousands (excluding per share amounts)
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2024. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	2023A	2024E
		Updated	Previous

Net Income / Share	$0.48	$0.53 - $0.58	$0.50 - $0.55

Nareit FFO / Share	$2.25	$2.34 - $2.41	$2.33 - $2.40

Core FFO/ Share	$2.34	$2.37 - $2.45	$2.36 - $2.44

Same-Center NOI Growth(1)	4.2%	3.25% - 4.25%	3.25% - 4.25%

Portfolio Activity
Acquisitions, net	$272,230	$200,000 - $300,000	$200,000 - $300,000

Other
Interest expense, net	$84,232	$95,000 - $105,000	$104,000 - $112,000
G&A expense	$44,366	$45,000 - $49,000	$45,000 - $49,000
Non-cash revenue items(2)	$15,322	$14,500 - $18,500	$14,500 - $18,500
Adjustments for collectibility	$3,653	$4,000 - 5,000	$4,000 - 5,000

		2024E
		Low End	High End

Reconciliation
Net income per common share		$0.53	$0.58
Depreciation and amortization of real estate assets		1.79	1.81
Gain on sale of real estate assets		—	—
Adjustments related to unconsolidated joint ventures		0.02	0.02
Nareit FFO per common share		$2.34	$2.41
Depreciation and amortization of corporate assets		0.01	0.01
Transaction costs and other		0.02	0.03
Core FFO per common share		$2.37	$2.45
1)The Company does not provide a reconciliation for Same-Center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results without unreasonable effort.
2)Represents straight-line rental income and net amortization of above- and below-market leases.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended December 31, 2023	Supplement Page		As of December 31, 2023	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$103,095	20	OTHER ASSETS
			Cash and cash equivalents	$4,872	13
ADJUSTMENTS TO NOI			Restricted cash	4,006	13
NOI adjustments for Q4 acquisitions/dispositions(2)	1,988		Accounts receivable, net	44,548	22
			Prepaid expenses and other assets	11,548	22
Quarterly impact of ABR from leases signed but not yet paying rent as of December 31, 2023	2,469		Derivative assets	12,669
			Investment in third parties	6,875	22
Pro rata NOI from Joint Ventures	1,033	21	Investment in marketable securities	8,566	22
			Total value of other assets	$93,084
INVESTMENT MANAGEMENT BUSINESS
Fees and management income	$2,454	14	LIABILITIES
Property operating expenses related to fees and management income	384	20	Debt obligations	$1,986,735	28
			Accounts payable and other liabilities	116,461	22
Share of joint venture income recorded in Other Expense, Net	62	23	Total value of liabilities	$2,103,196

			EQUITY
			Common shares and OP units outstanding	135,841	27

			JOINT VENTURES
			Pro rata share of debt	$24,358	29

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$24,355	25
			Estimated remaining costs to be incurred	9,379	25
			Underwritten incremental unlevered yield	9%-12%	25

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.

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Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by twelve months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Cap rate	Estimated in-place NOI for the property divided by the property’s contractual purchase or sale price.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDAre metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.

To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.

We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from Operations Attributable to Stockholders and OP Unit Holders (Nareit FFO), Core FFO, Attributable to Stockholders and OP Unit Holders (Core FFO), and Adjusted FFO Attributable to Stockholders and OP Unit Holders (Adjusted FFO)(1)

Nareit defines Funds from Operations ("FFO") as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.

Core FFO is calculated as Nareit FFO adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).

Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)	Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) the total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment	Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2022).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

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Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by a project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental unlevered yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Introductory Notes" section above for more information on the limitations of non-GAAP performance measures.

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Investor Information

ANALYST COVERAGE
Bank of America	Jeff Spector	jeff.spector@bofa.com
BMO Capital Markets	Juan Sanabria	juan.sanabria@bmo.com
Compass Point Research	Floris van Dijkum	fvandijkum@compasspointllc.com
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com
Green Street Advisors	Paulina Rojas Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
Mizuho	Haendel St. Juste	haendel.st.juste@mizuhogroup.com
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com
Wells Fargo	Dori Kesten	dori.kesten@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Kimberly Green
kgreen@phillipsedison.com
(513) 538-4380

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